Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

Elys Game Technology, Corp.

130 Adelaide Street, West, Suite 701

Toronto, Ontario, Canada M5H 2K4

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (File No. 333-252259 and File No. 333-232531) of Elys Game Technology, Corp. of our report dated April 12, 2021, relating to the consolidated financial statements, of Elys Game Technology, Corp. which appears in this Annual Report on Form 10-K for the fiscal year ended December 31, 2020.

BDO AG

/s/ Christoph Tschumi	/s/ Marc Furlato
Christoph Tschumi	ppa. Marc Furlato

Zurich, Switzerland, April 12, 2021